Exhibit 10.7

SGBlocks Collaboration and Supply Agreement

This agreement (“Agreement”) is dated as of July 23, 2007, and is made between SGBlocks, LLC, a Missouri limited liability company (“SGB”) and ConGlobal Industries, Inc., a Delaware corporation (“CGI”).

Recitals:

A.           SGB has developed a methodology for the conversion of used shipping containers into “safe” and environmentally “green” structural building units for the construction industry, and designs, engineers, markets and promotes such products.

B.           CGI, as part of its business, repairs, fabricates and sells used shipping containers.

C.           SGB desires to create a mutually beneficial, long-term relationship with a supplier and fabricator that can convert used shipping containers into SGBlocks™ as defined below for resale to the construction trade by SGB.

D.           The parties desire to enter into such a relationship in accordance with the provisions of this Agreement.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

1.	Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

1.1.
“Affiliate” means, with respect to a party, any Person that controls, is controlled by, or is under common control with such party, where “control” means the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether by ownership, agreement, or otherwise.

1.2.
“Applicable Laws” means all laws, statutes, codes, ordinances, rules and regulations, writs, orders, directives, judgments, and decrees that are binding on or applicable to SGB or CGI (either directly or indirectly as a supplier to SGB), the SGBlocks™ and/or the Conversion Services.

1.3.	“Appraised Value” has the meaning set forth in the Operating Agreement.

1.4.
“Certification” means written certification provided by CGI to SGB required to be delivered by CGI to SGB that certifies, warrants and represents to SGB that such SGBlock™ (i) has been selected and Converted in accordance with the Required Standards; and (ii) meets all of the Specifications set forth in the Order therefor.

1.5.	“CGI Site” means the location of a CGI depot or premises at which Conversion Services can be performed.

1.6.
“Container” means a 40’ Intermodal High Cube “Corten” Steel Dry Container originating of construction methods qualifying its original use as a CSC (Convention of Safe Containers) intermodal unit unless otherwise specified in writing by SGB.

[+] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.7.	“Conversion Services” means the services and activities necessary to Convert a Container into an SGBlock™.

1.8.
“Convert” means to identify, select, modify, manufacture, fabricate and otherwise transform a Container into an SGBlock™ in a manner that complies with (i) the Required Standards, and (ii) any Specifications designated by SGB.

1.9.	“Contract Year” means any consecutive twelve (12) month period commencing with the Effective Date or any anniversary thereof during the term of this Agreement.

1.10.	“Delivery Point” means a location to which SGB is requested to deliver one or more SGBlocks™ by a customer.

1.11.
“Excessive Performance Failure” means a repeated (at least five (5) repetitions within a rolling twelve (12) month period) failure of CGI to comply with the Standard Requirements, Specifications or other provisions of this Agreement of the same or substantially similar nature, written notices of which have been given by SGB to CGI in each instance, that has not been remedied to the reasonable satisfaction of SGB.

1.12.
“Field of Use” means housing, office, and/or retail uses generally constructed as a permanent structures, but excludes uses exclusively for storage, mobile storage, temporary storage and commercial applications that:

(1)	are occupied by persons temporarily or infrequently (such as construction site temporary offices), or

(2)	are not assembled into buildings consisting of greater than 6 Containers in size and not intended for use as permanent housing, office, and/or retail structures, or

(3)
are buildings of such nature that: (A) (I) they do not require a building or other permit or process from local government agencies, or (ii) are built from drawings, and/or specifications supplied to CGI by the party buying the modified container(s), and (B) are for purposes that are not primarily for permanent housing, office and/or retail structures.

In the event a proposed use of Containers by CGI is not clearly within or outside of the Field of Use, CGI will notify SGB of such proposed use and the parties shall collaborate to determine whether such use is within the Field of Use and if so, whether (i) the proposed use by CGI should be permitted; and (ii) if so, whether the proposed use should be performed on a shared or joint venture basis.

1.13.
“Intellectual Property Rights” means all intellectual property rights throughout the world, whether common law or statutory, whether existing now or in the future, including without limitation: (a) all patent rights and other rights in inventions and ornamental designs; (b) all copyrights and other rights in works of authorship, software, mask works, databases, compilations, and collections of information; (c) all rights in trademarks, service marks, and other proprietary trade designations; and (d) all rights in know-how and trade secrets.

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.14.	“Operating Agreement” means the Operating Agreement of SGBlocks, LLC dated as of ___________, 2007, a copy of which has been provided to CGI.

1.15.	“Order” has the meaning set forth in Schedule B, paragraph 3 below.

1.16.	“Person” means an individual, corporation, limited liability company, partnership (of any type), trust or other entity.

1.17.
“Qualified Subcontractor” means an Person engaged by CGI pursuant to a written subcontract with CGI to perform any portion of the Conversion Services with respect to an applicable Order and who has: (i) agreed in such subcontract to perform such Services in accordance with the provisions of this Agreement, and (ii) has consented in such subcontract to provide access to its premises where Conversion Services are being performed for the purpose of permitting SGB to exercise its inspection rights as set forth in Section 6.2 below.

1.18.	“Qualified Subcontractor Site” means the premises or depot at which a Qualified Subcontractor performs Conversion Services.

1.19.
“Required Standards” means the requirements and standards for the identification, selection, inspection, Certification and Conversion of Containers into SGBlocks™ attached hereto as Schedule A, as may be amended by mutual agreement of the parties from time to time.

1.20.
“SGBlock™” or “SGBlocks™” means a Container that has been Converted in accordance with the Required Standards and applicable Specifications therefor, and has been ISBU-certified in accordance with the procedures set forth in the Required Standards.

1.21.
“Specifications” means the engineering and design specifications designated by SGB in accordance with which a particular Container is required to be Converted into an SGBlock™ that are in addition to any requirements set forth in the Required Standards, and may include, without limitation, tolerances, measurements, engineering and other specifications.

1.22.	“Territory” means all locations within the continental United States within a five hundred (500) mile radius of an existing CGI Site.

2.            Collaboration.

2.1.
Goals.  The parties desire to cultivate a long-term relationship that will enable (i) CGI to establish and develop a successful business model for the provision of Conversion Services and the supply of SGBlocks™ to SGB, and (ii) SGB to expand and develop its business and source a reliable and continuous supply of “safe” and “green” structural building units made from used shipping containers to the construction industry.  The parties further agree that it is in their mutual best interest to cooperate with each other to improve and adapt their respective business activities as reasonably necessary to promote and market products that will meet and exceed construction industry demand therefor, both with respect to quality, quantity and price.  Each party will work in good faith to help achieve efficiencies of scale and improvements to the Conversion process to allow both parties to enhance profitability and remain competitive in the marketplace.  The parties may mutually agree in writing from time to time to modify this Agreement in order to effectuate any such improvements.

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2.
Meetings. Upon the request of either party, the parties shall meet from time to time in order to facilitate and refine their relationship, their respective businesses and otherwise collaborate on best practices for the manufacture and supply of SGBlocks™ to the construction industry as contemplated by this Agreement.  Such meetings shall include strategic planning meetings called by SGB from time to time, the purpose of which shall be to review SGB business plans and develop strategic initiatives among SGB, CGI and other business stakeholders for the improvement of efficiency, profitability and stability of SGB’s business.

2.3.
Interest in SGB.  As an inducement to enter into this Agreement, SGB has agreed to transfer to CGI as a Class B Member (as defined in the Operating Agreement)a “Percentage Interest” (as defined in the Operating Agreement) in SGB in accordance with the provisions set forth below.

(a)
Operating Agreement.  Contemporaneously with the execution of this Agreement, CGI will execute the Operating Agreement as a Class B Member.  CGI represents to SGB that it has reviewed the Operating Agreement, is familiar with its terms, has had the opportunity to review the Operating Agreement with counsel of its choice and agrees to the terms as set forth therein.  CGI further acknowledges and agrees that as a Class B Member, CGI will have no voting rights in connection with operations or management of SGB.

(b)
Transfer of Interest.  Upon execution of this Agreement by the parties and the Operating Agreement by CGI, SGB will issue to CGI as a Class B Member, a five percent (5%) Percentage Interest in SGB (the “SGB Interest”), one-half of which (2.5%) shall vest immediately.  Provided this Agreement is then in full force and effect and CGI is then in compliance with the provisions hereof and of the Operating Agreement, the balance of the SGB Interest shall vest in CGI on the first anniversary of the Effective Date (“Full Vesting Date”).  Notwithstanding the foregoing, if SGB sells all or substantially all of its business, assets or equity interests on or prior to the Full Vesting Date, the balance of the SGB Interest shall vest fully to CGI immediately prior to the close of the transaction therefor.

(c)	Subject to Operating Agreement. The SGB Interest shall be held by CGI in accordance with and subject to the provisions of the Operating Agreement.

(d)
Termination.  In the event of the expiration or termination of this Agreement for any reason, SGB shall have the right, but not the obligation, at any time thereafter, by written notice to CGI, to purchase the SGB Interest in its entirety from CGI at the Appraised Value thereof calculated and established in the manner set forth in the Operating Agreement as of the date of such notice.  Notwithstanding the provisions of the Operating Agreement, payment for such interest may be made by promissory note, the principal of which shall be paid in five (5) equal annual installments at an interest rate equal to the prime rate published by Citibank, N.A. as of the date the note is issued.  SGB shall have the right to prepay the note, in whole or in part, at any time, provided that any partial prepayments shall be applied in the reverse order of maturity.

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.            Promotion.

3.1.
Mutual.  Each party agrees to use reasonable efforts to assist the other to promoting their respective businesses, including, without limitation, mentions on web sites, advertising, trade shows and the like.

3.2.
CGI Sales.  In addition, SGB agrees to provide SGBlock™ “product knowledge” to CGI sales personnel, and to train CGI’s national sales and general management staff regarding SGBlocks™ so as to enable CGI sales personnel (“CGI Representatives”) to market SGBlocks™ to customers within the Field of Use on a non-exclusive basis.  CGI Sales Representatives shall have no authority to bind SGB to any sale, agreement or commitment.  All sales of SGBlocks™ procured by CGI Sales Representatives may be accepted or rejected by SGB in its sole discretion.  Any commission or other compensation payable to CGI Sales Representatives with regard to any sales of SGBlocks™ procured by them shall be paid by CGI and SGB shall have no obligation to compensate any CGI Sales Representative for any reason.  CGI shall indemnify, defend and hold SGB harmless from any claims for compensation or otherwise made by CGI Sales Representatives with respect to any sales or attempted sales of SGBlocks ™.

3.3.
Information.  Each party shall make available to the other party such information as may be reasonably necessary to market and sell SGBlocks ™, including, without limitation, financial statements, company history and other information reasonably requested by potential customers of SGB, lenders to SGB and/or investors in SGB.

4.            Supply of SGBlocks™.

4.1.
Appointment.  Subject to the provisions of this Agreement, SGB hereby appoints CGI as its exclusive supplier of SGBlocks™ for use within the Territory and within the Field of Use.  CGI hereby accepts such appointment.  The provisions of this Agreement shall govern all transactions between the parties with respect to the purchase and sale of SGBlocks™.  Unless expressly accepted by the other party in a writing referring specifically to a term or condition and the modification or alteration thereto, no terms in any acknowledgments, invoices, quotations, acceptances or other documents shall be effective except as to: (i) identification of the SGBlock™, (ii) number of SGBlocks™ ordered; (iii) Specifications for a SGBlock™; and (iv) Delivery Points,

4.2.	Supply Provisions. CGI shall supply SGBlocks™ to SGB in accordance with the provisions of Schedule B attached hereto.

5.
Intellectual Property.  As between SGB and CGI, SGB owns and shall at all times own all right, title and interest in all engineering drawings, schematics, plans, designs, modifications, Specifications, inventions (whether or not patentable), improvements (whether or not patentable), technology, know-how, and Confidential Information supplied, used or developed by SGB or jointly by SGB and CGI in connection with the SGBlocks™ and the methods of Conversion thereof, together with all Intellectual Property Rights embodied therein and/or appurtenant thereto. CGI shall, at SGB’s cost and expense, execute any and all documents reasonably necessary to vest and confirm such ownership in SGB.  In no event shall CGI sell or modify a Container using the processes developed by SGB unless directed by SGB to do so, or unless the prior written consent of SGB is received.

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.            Administration.

6.1.
Audit and Inspection.  CGI shall keep and maintain accurate and complete books and records (including accounting, sales, Conversion, Container history (if such information has been obtained by or provided to CGI), Certification records, subcontractor documentation, tariff and other relevant records, which records are referred to hereafter as “Block Records”) with respect to each SGBlock™ purchased by SGB for at least ten (10) years after the purchase thereof by SGB.  To the extent Block Records can reasonably be made available to SGB electronically, CGI will provide such access.  Upon reasonable advance written notice, SGB and/or its designated representatives shall have the right to inspect and audit any SGBlock™ Records to monitor CGI’s compliance with the provisions of this Agreement (“Audit”).  To the extent any such Audit reveals any non-compliance by CGI with any of the provisions of this Agreement, CGI will immediately remedy such non-compliance and notify SGB upon completion of such remedy.  To the extent any such Audit reveals any overcharges by CGI, then at SGB’s election, CGI shall either pay SGB the amount of such overcharges or grant CGI a credit against future purchases of SGBlocks™ from CGI.  To the extent any such Audit reveals any undercharges by CGI, then SGB shall promptly pay CGI the amount of such undercharges.

6.2.
Access.  Upon the request of SGB from time to time, CGI shall grant CGI and/or its representatives access to CGI Sites and/or Qualified Subcontractor Sites to assist, observe and/or monitor the selection of Containers and the performance of the Conversion Services being provided by CGI or its Qualified Subcontractors hereunder.  To the extent SGB discovers any non-compliance with the provisions of this Agreement, then, in addition to any other rights and remedies it may have, SGB may notify CGI in writing and CGI shall promptly undertake all steps necessary to remedy such non-compliance.

7.	Additional Agreements.

7.1.
Trademark License.  The Required Standards provide for the marking and labeling of the SGBlocks™ using SGB’s trademarks, service marks and Certification marks or seals as specified therein (“SGMarks”).  It is intended that CGI shall have the limited right and license to use the SGMarks strictly in the manner set forth in the Required Standards and as provided herein.  Any other use of the SGMarks by CGI shall require the prior written approval of SGB.  All goodwill accrued with respect to the use of the SGMarks shall inure to the exclusive benefit of SGB.  CGI acknowledges and agrees that SGB is the sole and exclusive owner of the SGMarks and hereby agrees that it will not challenge SGB’s ownership thereof, will execute any instruments reasonably necessary to confirm ownership of the SGMarks in SGB, and shall cease all use of the SGMarks upon the effective date of any termination or expiration of this Agreement.

7.2.
Mutual Representations.  Each party hereby represents to the other that: (i) it has obtained all approvals and consents necessary to enter into this Agreement; (ii) it has full authority to enter into and perform this Agreement in accordance with its terms and conditions, and that its signators hereto have full authority to execute this Agreement on its behalf; (iii) there are no other agreements or arrangements regarding which the execution of this Agreement would cause a default either currently or with the passage of time; (iv) it has not entered into any agreements that would conflict or interfere with its ability to comply with and perform this Agreement; and (v) it will comply with all Applicable Laws in connection with the performance of this Agreement.

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.	Restrictive Covenants.

8.1.
Exclusive Purchase Restriction.  During the term of this Agreement, SGB will purchase its supply of SGBlocks™ exclusively from CGI within the Field of Use and in the Territory (the “Exclusive Purchase Restriction”) subject to the following:

(a)	Remote Delivery Point. If the Delivery Point is outside of the Territory, SGB may:

(i)
elect to purchase SGBlocks™ from an alternative supplier on such terms and conditions as SGB deems appropriate for so long as such Delivery Point remains outside of the Territory, provided, however, in each instance, SGB shall notify CGI in writing of the customer order for a Delivery Point outside of the Territory and within five (5) business days of delivery of such notice, CGI may elect to supply the SGBlocks™ to such Delivery Point outside of the Territory through a Qualified Subcontractor and SGB shall submit an Order therefor; or

(ii)
SGB may nonetheless place an Order with CGI for delivery to a Delivery Point outside of the Territory and CGI shall accept such Order and supply such SGBlocks™ in accordance with the provisions of this Agreement.

(b)	Forces Majeure. In the event of the occurrence of Forces Majeure as set forth in Section 12.3 below; and/or

(c)
Inability to Deliver.  In the event CGI is either unable to deliver or notifies SGB that it is unable to deliver SGBlocks™ pursuant to an Order within five (5) business days of the date specified therefor in an Order, in which event such right shall continue until such time as SGB, in its reasonable discretion, determines that the reasons for the failure or inability to deliver shall have been cured.

8.2.
Opportunities Outside the Field of Use.  If SGB discovers an opportunity to supply SGBlocks™ or Containers for purposes outside the Field of Use (“Outside Opportunity”), it shall first so notify CGI with respect to such opportunity and the parties will confer regarding whether SGB or CGI or both will pursue such Outside Opportunity.  If CGI declines to participate with respect to the Outside Opportunity in all respects, SGB may, unless CGI disapproves, pursue the Outside Opportunity and fulfill any orders for SGBlocks™ or Containers through sources other than CGI.  If CGI desires to participate in the Outside Opportunity, the parties shall collaborate and determine the manner in which the Outside Opportunity will be pursued (including, without limitation, considerations regarding whether the Outside Opportunity competes with CGI’s ongoing Container modification business outside the Field of Use), how the SGBlocks™ or Containers should be supplied to the potential customer, and the manner in which the parties will be compensated, all as determined at the time. By way of example, the parties may determine (i) to treat the Outside Opportunity in the same manner as other transactions pursuant to this Agreement within the Field of Use, (ii) to permit third parties to supply the Containers or SGBlocks™ for the Outside Opportunity (but only to the extent agreed upon by CGI), (iii) to have CGI act as the direct contact with the third party and provide SGB an agreed upon commission with respect to any sales, or (iv) such other methods as the parties may agree.

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.3.	Exclusive Supply.

(a)
Exclusive Supply Restriction.  During the term of this Agreement, CGI shall not, directly or indirectly, for its own account or for the account of any third party (whether by ownership, management, operation or control of any other Person), make, manufacture, fabricate, convert, adapt, sell, modify, market, promote, supply or provide to any Person, any used shipping containers for use within the Field of Use (“Exclusive Supply Restriction”).

(b)
Failure to Meet Forecast.  Notwithstanding the foregoing, if SGB fails to purchase at least sixty percent (60%) of Forecasted Purchases (as defined in Schedule B, paragraph 10) for two (2) consecutive Contract Years, CGI may declare the Exclusive Supply Restriction null and void by giving written notice thereof SGB within sixty (60) days after the completion of the second such Contract Year (“Non-Exclusive Notice”).  If CGI timely provides the Non-Exclusive Notice, (I) the Exclusive Supply Restriction will be null and void and CGI may provide Conversion Services or supply used shipping containers that have been converted for use within the Field of Use to any Person, subject to the obligations of confidentiality set forth herein, (ii) the Exclusive Purchase Restriction shall become null and void and SGB may purchase SGBlocks™ or procure Conversion Services from any Person, and (iii) SGB shall have the right, but not the obligation, to purchase CGI’s SGB Interest in accordance with the provisions of Section 2.3 above.

8.4.
Non-Solicitation Provision.  Each party (“First Party”) covenants and agrees that during the term of this Agreement and for a period of one (1) year following the termination or other expiration of this Agreement, it shall not, directly or indirectly, whether alone or in association or combination with any other Person, as an officer, director, shareholder, member, manager, employee, agent, independent contractor, consultant, advisor, joint venturer, partner or otherwise, and whether or not for pecuniary benefit, solicit, assist the solicitation of, or encourage any employee or independent contractor of the other party (“Other Party”) or its Affiliates to terminate or otherwise modify that Person’s employment with or retention by such Other Party or its Affiliates for the purpose of encouraging or assisting that Person to become employed or retained by any other Person (including, without limitation, First Party) unrelated to the Other Party or its Affiliates.

8.5.	Confidentiality.

(a)
Confidential Information.  Subject to the exceptions set forth in Section 8.5(b) below, for purposes of this Agreement, the “Confidential Information” of a party, whether disclosed prior to or after the Effective Date, whether disclosed pursuant to a prior confidentiality agreement between the parties or any of their Affiliates, whether in oral, written, visual, electronic or other form, and regardless of whether marked or identified as “confidential” or “proprietary” at the time of disclosure, shall mean any and all business information, technical information, financial information, accounting information, marketing information, customer information, employee information, and sales contact information, and any other information that a reasonable person familiar with such party’s business and industry would consider confidential under the circumstances.

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)
Exceptions.  Any particular item of information shall not be considered Confidential Information for purposes of this Agreement at such time, and solely to the extent, such information is: (a) known to the receiving party prior to any disclosure by or on behalf of the disclosing party; (b) rightfully acquired by the receiving party on a non-confidential basis from a third party legally entitled to disclose such information; (c) placed in the public domain through no wrongful act or fault of the receiving party; or (d) independently developed by the receiving party without reference to or reliance on the Confidential Information of the disclosing party.

(c)
Confidentiality Obligations.  From time to time, each party may receive, observe, and/or have physical or electronic access to certain Confidential Information of the other party.  Each party agrees, on behalf of itself and its employees, agents, independent contractors, and Affiliates, that it shall not access, use or disclose any Confidential Information of the other party for any purpose whatsoever, other than as necessary for the purpose of exercising its rights and performing its obligations under this Agreement.  Each party shall protect the other party’s Confidential Information from unauthorized access, use, and disclosure in the same manner that it protects its own Confidential Information of a similar nature, and with no less than a reasonable degree of care.  In addition to, and not in limitation of the foregoing, neither party shall disclose any information about this Agreement without the prior written consent of the other.

(d)
Permitted Disclosures.  Except as otherwise expressly authorized by the other party in writing, each party shall limit its disclosure of the other party’s Confidential Information solely to its directors, officers, employees, agents, contractors, and legal and financial advisors who have a need to know such Confidential Information for a permitted purpose, and who are under a duty of confidentiality at least as protective and restrictive as the provisions of this Section 8.5.  Each party shall notify its personnel and representatives of their obligations under this Section 8.5, and shall be responsible and jointly and severally liable for any breach of this Section 8.5 by such personnel or representatives.

(e)
Required Disclosures.  If either party is requested to disclose any Confidential Information of the other party under any applicable law or in any judicial or administrative proceeding, then, except as otherwise required to comply with any court order or other applicable law, the party agrees to promptly notify the other party of such request so that the party may resist such disclosure or seek an appropriate protective order.  If either party is nonetheless compelled to disclose any Confidential Information of the other party under applicable law or in such judicial or administrative proceeding, the party shall limit its disclosure to that which is required by applicable law or the relevant judicial or administrative body.

(f)
Return or Destruction.  Upon the expiration or termination of this Agreement for any reason, each party shall, at the written election of the other party, promptly return or destroy any and all Confidential Information of the other party in its possession or control (including copies and summaries thereof).

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(g)
Survival of Confidentiality Obligations.  The obligation to protect and maintain as confidential each item of Confidential Information shall survive any expiration or termination of this Agreement and shall continue in full force and effect until such time as such item is no longer considered Confidential Information as provided in Section 8.5(b) above.

8.6.
Enforcement.  The parties acknowledge and agree that a violation of any of the provisions of this Section 8 will cause irreparable injury to the non-breaching party and that monetary damages alone will be insufficient to remedy such breach.  Therefore, in the event a party breaches any of the provisions of this Section 8, the non-breaching party, in addition to and not in limitation of any other rights or remedies that may be available at law or in equity, may apply to a court of competent jurisdiction for an injunction, temporary restraining order, specific performance or other applicable equitable relief.

9.	Term and Termination.

9.1.	Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of ten (10) years, unless terminated earlier in accordance with the provisions hereof.

9.2.
Termination for Cause.  Either party may terminate this Agreement for cause if the other party materially breaches this Agreement, and fails to cure the breach within ninety (90) days after receiving written notice of breach from the non-breaching party; provided, however, in the event the breaching party fails cure such breach within such period and the non-breaching party desires to terminate this Agreement, the non-breaching party will give the President or Manager of the breaching party additional written notice of such failure (“Presidential Notice”), and if such breach has not been cured or the parties have not otherwise agreed within ten (10) days of delivery of the Presidential Notice, the non-breaching party may terminate this Agreement without further notice. Either party may cancel any or all outstanding Orders, in whole or in part, without charge or liability in the event of a termination arising from the other party’s breach.

9.3.	Termination for Convenience.

(a)
Excessive Performance Failure.  At any time after the occurrence of two (2) or more Excessive Performance Failures in any rolling twelve (12) month period.  SGB may terminate this Agreement for convenience at any time upon at least ninety (90) days’ prior written notice to CGI without any liability therefor; provided, however that SGB shall remain responsible for any outstanding Orders submitted prior to the date of termination, unless otherwise cancelled in accordance with the provisions of this Agreement.

(b)
Release of Exclusive Supply Restriction.  In the event CGI declares the Exclusive Supply Restriction null and void in accordance with Section 8.3(b) above, either party shall have the right to terminate this Agreement for its convenience by giving at least one hundred eighty (180) days advance written notice thereof, provided that each party shall continue to fulfill its obligations under this Agreement during such period.

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.4.
Termination for Insolvency or Bankruptcy.  Either party may terminate this Agreement upon written notice to the other party, and/or cancel any or all Orders, in whole or in part, without charge or liability, if the other party becomes or is declared insolvent, makes a general assignment for the benefit of creditors, suffers a receiver to be appointed for it, enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, files a voluntary petition in bankruptcy, or has an involuntary petition in bankruptcy filed against it, which petition is not dismissed with prejudice within sixty (60) days after filing.

9.5.
Effects of Termination.  Upon the expiration or termination of this Agreement for any reason: (a) CGI shall notify SGB promptly of all outstanding Orders; (b) SGB shall have the right to cancel any outstanding Orders, in whole or in part, in accordance with the provisions of this Agreement; (c) SGB may continue to place Orders provided herein; and (d) CGI shall continue to fulfill any such outstanding Orders and new Orders (only applicable with respect to a termination for convenience under Section 9.3 above) in accordance with the provisions of this Agreement.

9.6.
Survival.  This Agreement shall survive in its entirety with respect to all outstanding Orders submitted pursuant to this Agreement.  In addition, Sections 1, 2.3, 5, 6, 7, 8.4, 8.5, 8.6, 9.5, 10, 11, and 12 and any other provisions of this Agreement, the Schedules hereto, and any Orders which by their nature extend beyond the expiration or termination of this Agreement, shall survive the expiration or termination of this Agreement for any reason, and shall bind the parties, their successors and assigns.

10.	Indemnification and Insurance.

10.1.
Indemnification Obligations.  Each party (“First Party”) shall defend, indemnify, and hold harmless the other party and its directors, officers, employee, agents, and/or representatives (“Representatives”) from and against any and all losses, demands, claims, actions, suits, proceedings, damages, costs and direct expenses (including without limitation reasonable attorneys’ fees) (collectively, “Claims”), made, sustained or brought against the other party or its Representatives by any third party arising from or related to (a) any breach of any representation, warranty or covenant made by the First Party pursuant to this Agreement (including without limitation any bodily injury or property damage caused thereby), (b) the gross negligence or willful misconduct of First Party or its Representatives, (c) any violation of any Applicable Law by First Party or its Representatives.

10.2.
Procedure.  Upon receipt of notice of any Claim for which either party intends to seek indemnification from the other hereunder, the party seeking indemnification shall notify the indemnifying party thereof and the indemnifying party shall, at its costs and expense, defend such Claim with counsel of its choice, which counsel shall be reasonably satisfactory to the indemnified party.  The indemnified party shall be entitled to participate in such claim or suit at its expense and with counsel of its choice.  Such counsel shall be afforded access to all information pertinent to such Claim.  The indemnifying party shall not settle or otherwise compromise any claim or suit for any reason other than the payment of money without the prior written consent of the indemnified party, which shall not be unreasonably withheld.

10.3.
Insurance.  Each of the parties shall procure and maintain such insurance coverages as the parties shall mutually agree from time to time pursuant to this Agreement, provided that each party shall maintain minimum commercial general liability insurance, including products liability insurance of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000) aggregate, together with supplemental umbrella coverage for at least an additional four (4) million dollars; provided that the umbrella coverage or a portion thereof, may alternatively be provided through the primary insurance policy. Such policy or policies of insurance shall be written by insurance companies licensed to do business the United States of America, and shall be maintained in full force and effect, at each party’s sole cost and expense throughout the term of this Agreement.  Upon request, a party shall furnish the other party a certificate or certificates from its insurance carrier(s) evidencing such insurance and naming the other party as an additional insured and providing that the other party shall receive at least 20 days’ prior written notice by the insurance carrier(s) of any change, cancellation or reduction in such coverage.  In addition, the parties shall use reasonable efforts to coordinate their insurance coverages so as to achieve the maximum coverage at a reasonable cost.

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.	Alternative Dispute Resolution.

11.1.
Mediation.  In the event of any dispute relating to this Agreement, the parties shall, prior to instituting any arbitration proceeding or lawsuit (if applicable) on account of such dispute, refer such dispute to the President of SGB and the President of CGI, who shall, as soon as is practicable, and with the assistance of a mediator as provided below, attempt in good faith to resolve the dispute.  The parties shall select a mediator who shall serve as an impartial facilitator of such discussion.  If the Parties are unable to agree upon a mediator, a mediator shall be designated by the American Arbitration Association (“AAA”) office located in St. Louis, Missouri.  The mediation shall be treated as a settlement discussion and therefore will be privileged and confidential.  The mediator may not testify for either party or serve as an arbitrator in any later proceeding relating to the dispute, and no recording or transcript shall be made of the mediation proceedings.  Each party shall bear its own costs in the mediation and the fees and expenses of the mediator shall be shared equally by the parties.  If such dispute is not resolved within ninety (90) days of the first written request for mediation, either party may seek arbitration of the matter as set forth herein.  Notwithstanding anything in this Agreement to the contrary, either party shall be entitled to seek equitable relief in a court of competent jurisdiction at any time if the same shall be necessary to prevent irreparable harm to any party.

11.2.
Arbitration.  Except with respect to equitable relief which may be obtained in a court of competent jurisdiction, if the parties are unable to resolve any dispute through the mediation provisions set forth above, such dispute shall be finally resolved by binding arbitration.  The arbitration shall be in accordance with the Commercial Arbitration Rules (“Rules”) of the AAA which shall administer the arbitration and act as appointing authority; provided that the arbitrator(s) appointed with regard to the arbitration proceeding shall not be the same persons who served as mediated in any mediation between the parties.  The parties agree to permit discovery proceedings of the type provided by the Federal Rules of Civil Procedure both in advance of, and during recesses of, the arbitration hearings, and any disputes relating to such discovery will be resolved by the arbitrator(s).  In the event of any conflict between the Rules and the provisions of this Section 11.2, the provisions of this Section 11.2 shall govern.  If the amount in controversy exceeds $50,000, then the arbitration shall be heard and determined by a panel of three arbitrators selected in accordance with the procedures of the AAA.  The arbitration, including the rendering of the award, shall take place in St. Louis, Missouri.  Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof.  In the event of any arbitration or other legal proceeding brought by any party against another party with regard to any matter arising out of or related to this Agreement, each party hereby expressly agrees that the final award decision shall also provide for an allocation and division between the parties to the arbitration, on a basis which is just and equitable under the circumstances, of all costs of arbitration, including court costs and arbitrators’ and reasonable attorneys’, accountants’ and expert witness fees, costs and expenses fees (including disbursements) incurred in connection with such proceedings.

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.	Miscellaneous

12.1.	Advertising and Publicity.

(a)
Permission Required.  Neither party shall issue any press release, or make any other public statement relating to or connected with or otherwise arising out of this Agreement or the matters contained herein, without obtaining the other party’s prior written approval to the contents and the manner of presentation and publication thereof, provided that nothing herein shall prevent any party from making any disclosures required by applicable law.  Notwithstanding the foregoing, no written approval shall be necessary if a press release or public statement is within the guidelines of a marketing or advertising campaign or plan that has been approved by the parties in writing and in advance.

(b)
References.  Any reference to a party (“First Party”) or any of its Affiliates or use of a First Party’s trademarks, trade names, service marks, logos or insignias by the other party in any of the other party’s advertising or publicity materials shall comply with First Party’s publicity and advertising guidelines.

12.2.
Independent Contractor.  At all times during this Agreement, each party shall act as and be an independent contractor of the other party and nothing contained in this Agreement or in any Purchase Order shall be construed to make either party the partner, joint venturer, principal, agent or employee of the other.

12.3.
Forces Majeure.  Neither CGI nor SGB shall be liable for a failure or violation of this Agreement that arises from causes or events beyond its reasonable control and without its fault or negligence, including labor disputes, wars, hostilities, public disorders, acts of public enemies, fires, floods, acts of God, prohibitions or restrictions by law and government regulations, and any other causes beyond a party’s reasonable control (“Forces Majeure”).  If the Forces Majeure continue for more than fifteen (15) days, SGB shall be permitted to purchase SGBlocks™ from alternative suppliers until such time as the Forces Majeure have passed; provided, however, that either party shall have the right to terminate its obligations under the applicable Order if such Forces Majeure lasts more than one hundred eighty (180) days.  The party experiencing the Forces Majeure shall give notice in writing promptly after the occurrence thereof.  The party experiencing the Forces Majeure shall use its commercially efforts to take measures and precautions to reduce the effect of such delay on the other party.

12.4.
Assignment.  Neither party shall have the right to assign this Agreement, or any of its rights or obligations under this Agreement or any Order for any purpose except as specifically permitted by this Agreement or with the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.5.
Severability.  In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such provision shall, to the extent allowable by law, be modified so that it becomes enforceable and, as modified, shall be enforced as any other provision of this Agreement.  If such provision cannot be so modified, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

12.6.
Applicable Law.  This Agreement and all Orders submitted hereunder shall be governed by the laws of the State of Missouri without regard to conflict of laws and provisions thereof.  Each party hereby consents to the jurisdiction and venue for the state and federal courts located in the City of St. Louis and/or St. Louis County, Missouri, and hereby agree to receive service of process by mail.

12.7.
Remedies and Waiver.  The individual remedies reserved in this Agreement or in a Order shall be in addition to any remedies available at law or in equity.  No waiver of any breach of any provision of this Agreement or of an Order shall be construed to constitute a waiver of any other breach of such provision or any other provisions.

12.8.
Attorneys’ and Experts’ Fees & Costs.  If any action at law or in equity, including any arbitration proceeding, is necessary to enforce or interpret this Agreement or any Order, the prevailing party shall be entitled to an award of attorneys’ and experts’ fees, costs and expenses, including counsel’s fees and expenses relating thereto.

12.9.
Notices.  All communications and notices required or permitted to be given under this Agreement or any Order shall be sufficiently given if made in writing and personally served or sent by overnight courier, by registered mail or certified mail (first-class postage prepaid) and shall be deemed to have been given on the date delivered if sent by overnight courier or on the date delivered (or the date of refusal of delivery).  For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof served as provided in this Section 12.9) shall be as follows:

If to SGB:	SGBlocks, LLC
137 Fall River Rd
Idaho Springs, Co 80452
Attn: Bruce A Russell, Sole Manager
brussell@sgblocks.com

With a copy to:	Greensfelder, Hemker & Gale, P.C.
10 South Broadway, Suite 2000
St. Louis, Missouri 63102
Attn: Bernard C. Huger, Esq.
bch@greensfelder.com

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If to CGI:	ConGlobal Industries, Inc.
2000 Crow Canyon Place
Suite 430
San Ramon, CA 94583
Attention: Mike Baldwin, President/CEO
mbaldwin@cgini.com

With a copy to:	Porter & Hedges
1000 Main St
36th Floor
Houston, TX 77002
Attention: William Wiggins
bwiggins@porterhedges.com

12.10.
Entire Agreement.  This Agreement, including any terms, conditions, exhibits or schedules incorporated hereby by reference or otherwise referred to herein, embody the entire agreement between the parties on this subject, and supersede all previous or contemporaneous communications or agreements, whether written or oral, between the parties on this subject.  No modification or amendment to this Agreement shall be effective unless made in writing and duly signed by an authorized representative of each of the parties.

12.11.
Headings.  The captions and headings included in this Agreement are for convenience only and in no way affect the meaning or interpretation of the terms and conditions themselves.  References to those captions and headings are, unless the context clearly requires otherwise, references to captions and headings to this Agreement.

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

THIS AGREEMENT CONTAINS MEDIATION AND BINDING ARBITRATION PROVISIONS THAT MAY BE ENFORCED BY THE PARTIES.

SGBlocks, LLC (“SGB”)		ConGlobal Industries, Inc. (“CGI”)

By:		By:

/s/ Bruce Russell		/s/ Mike Baldwin
Name:	Bruce Russell	Name:	Mike Baldwin
Title:	Sole Manager	Title:	President/CEO

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A

Required Standards

(TO BE ADDED … work in progress)

[+] Certain information in this document has been omitted and filed separately with the Securities and
 Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule B

Supply Provisions

CGI shall supply SGBlocks™ to SGB in accordance with the following provisions and subject to the other terms and conditions set forth in the Agreement.

1.
Sourcing of Containers.  CGI shall identify and procure Containers for Conversion to SGBlocks™ pursuant to purchase orders (“Orders”) placed by SGB with CGI from time to time.  All Containers procured for Conversion shall satisfy the requirements therefor set forth in any Required Standards.  CGI agrees that because of the known quality and history of Containers owned and controlled by Triton Container International Limited (“Triton”) CGI shall use reasonable efforts to procure Containers for Conversion from Triton.

2.
Price and Payment.  The price for each SGBlock™ shall be as set forth on Schedule C of the Agreement attached hereto.  Payment for completed SGBlocks™ shall be made in accordance with the provisions of Schedule C.  All invoices shall be payable within sixty (60) days from the date thereof, provided that CGI may not invoice SGB for an SGBlock™ that has not been completed.  Anything herein to the contrary notwithstanding, SGB shall have no obligation to pay for any SGBlock™ unless and until CGI has provided SGB Certification thereof as required herein.

3.
Orders.  Subject to the provisions of this Agreement, CGI will Convert and sell to SGB, and SGB shall purchase from CGI, SGBlocks™ ordered by SGB from time to time by submission to CGI of a purchase order in form substantially as agreed by the parties from time to time (“Order”).  All Orders will set forth the quantity of SGBlocks™ ordered, the Delivery Point for each SGBlock™, the Specifications for each SGBlock™ including, without limitation, shop and engineering drawings, and shipping instructions for each such SGBlock™.  There shall be no minimum number of SGBlocks™ per Order.  Unless otherwise expressly agreed by the parties in writing, each SGBlock™ ordered by SGB shall be Converted at the CGI Site closest to Delivery Point specified by SGB in the applicable Order.

4.
Order Confirmation.  CGI will confirm its acceptance of an Order within five (5) days of receipt thereof.  If no confirmation is timely given, the Order will be deemed accepted.  Such acceptance will constitute CGI’s agreement to supply the SGBlocks™ so ordered in conformance with the Specifications, Required Standards and the other provisions of this Agreement.  If CGI rejects the Order, it will specify the reasons therefor in writing and the parties will collaborate to remedy the reasons for such rejection.

5.
Packing and Marking.  Each SGBlock™ and/or parts thereof shall be packaged, marked and shipped in accordance with SGB’s standard shipping procedures as set forth in the Required Standards or as otherwise provided by SGB to CGI.  All SGBlocks™ shall bear the SGMarks as provided in the Required Standards unless otherwise set forth in an Order.

6.
Completion.  Each Order shall be completed and ready for delivery on or before the date specified therefor in the Order, provided that unless the parties expressly agree otherwise in the Order, all Orders shall be required to be started no more than five (5) business days from the submission thereof unless otherwise agreed upon.  Best efforts shall be made to comply with all completion dates as specified in Order.  Completion and delivery under Orders for multiple SGBlocks™ may be staggered as set forth and agreed upon in an applicable Order.  In the event CGI becomes aware of any reason that an Order will not be completed timely, it shall immediately notify SGB and the parties shall collaborate in good faith to establish appropriate alternative completion dates.

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.
Certification.  Upon completion of an SGBlock, CGI shall deliver to SGB a written Certification together with copies of all supporting documentation therefor, including, without limitation, the Person from whom the Container was purchased; to the extent reasonably available, all prior owners and lessees of the Container; and all shop drawings and Specifications used to Convert the Container into an SGBlock™.

8.
Cancellation of a Purchase Order.  SGB may cancel its purchase obligations under an Order, in whole or in part, with respect to any SGBlock™ not yet in the process of Conversion at no cost to SGB.  A Purchase Order for a SGBlock for which Conversion has commenced may not be canceled.

9.	Shipment and Packaging.

9.1	Shipment. CGI shall deliver completed SGBlocks™ to SGB in accordance with the instructions on the applicable Order or as otherwise agreed by the parties.

9.2
Shipment, Title and Risk of Loss.  Title and risk for loss shall pass from CGI to SGB upon delivery of a SGBlock™ to SGB’s designated carrier.  CGI shall bear the risk of loss for all completed SGBlocks™ stored at a CGI Site.  CGI shall comply with SGB’s reasonable shipping and routing instructions and shall be responsible for any additional costs resulting from any unauthorized deviation therefrom.  CGI shall not charge separately for packing, packaging, marking, or handling, unless SGB requires CGI to perform such duties in a manner inconsistent with CGI’s standard practices as set forth in the Required Standards.

10.
Forecasts.  On or before each anniversary of the Effective Date, SGB shall provide CGI a written forecast of its contemplated purchases of SGBlocks™ for the upcoming year (“Forecasted Purchases”).  Each such forecast shall be non-binding; provided however, if SGB fails to purchase at least sixty percent (60%) of the amount forecast for two (2) consecutive Contract Years, CGI shall have the right to terminate the Exclusive Purchase Restriction in the manner set forth in Section 8.2(b) of the Agreement.

11.
Product Warranty.  CGI represents and warrants that with respect to each SGBlock™’ delivered by CGI to SGB, the selection of the Container, performance of the Conversion Services and the SGBlock™ delivered to SGB, will conform to and comply with all Required Standards as well as all Specifications provided to CGI by SGB in connection with the Order therefor.  In the event any non-compliance with the Required Standards or applicable Specifications is discovered, then in addition to any other remedies available at law or in equity, CGI will either repair the SGBlock so as to be compliant therewith or, at SGB’s election, replace the SGBlock™ at no additional cost or expense to SGB.  To the extent there are freight or shipping charges incurred with respect to any such repair or replacement, such costs shall be borne and paid by CGI.  Notwithstanding the foregoing, the above product warranty shall not apply with respect to engineering or design errors made by SGB and included in an Order provided by SGB to CGI.

12.	Storage. SGB may elect to store SGBlocks™ ordered by SGB at an applicable CGI Site. CGI shall provide such storage services for the prices and in accordance with the provisions of Schedule D.

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.
Subcontractors.  CGI shall have the right, but not the obligation, to engage one or more subcontractors to perform Conversion Services, provided that: (i) any such subcontractor shall be a “Qualified Subcontractor” as defined above; (ii) CGI notifies SGB of the engagement of a Qualified Subcontractor, together with its identity and the location at which the Conversion Services will be provided to CGI; and (iii) each SGBlock™ provided shall comply with all Required Standards and shall conform to all Specifications provided by SGB in the applicable Order. Upon the request of SGB, CGI will provide SGB copies of any agreements or consents executed by a Qualified Subcontractor as a condition of its qualification as such.  If SGB in good faith believes that a Qualified Subcontractor has or will be unable to provide Conversion Services to CGI as required by this Agreement, SGB shall so notify CGI in writing, the parties shall consult with each other in good faith, and, if request by SGB, CGI will terminate any subcontractor arrangement it may have with the applicable subcontractor.  CGI will in all cases be responsible for all SGBlocks™ for which Conversion Services have been provided by a subcontractor of CGI.

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule C

Pricing and Payment

1.   Purchase Price.  The price for an applicable SGBlock™ payable by SGB to CGI shall be calculated in accordance with the following formula:

PP = [+], where

(i) “PP” means the “purchase price” payable by SGB to CGI for an SGBlock™;
(ii) [+] means the [+] for a Container for the immediately prior [+] for such Containers from [+] Such [+] to be provided by CGI to SGB on a [+] basis);
(iii) [+] means [+] which reflects the [+] for the SGBlocks ™
(iv) [+] means [+] plus a [+] of same; and
(v) [+] means [+] which amount shall be assumed to be [+] as defined below; and
(vi)  [+] means the [+] at the applicable CGI Site [+]  Note: To reflect actual [+] Upon SGB’s request, CGI will provide SGB with records and calculations of new tariff rates in such detail as to permit SGB to verify the accuracy of such tariff rates.  Set forth below is a chart reflecting the Average Tariff Labor Rate in [+]. In no event shall any labor rate increase by [+] period.

Average Tariff Labor Rate for [+]

	[+]	Atlanta*	Charleston*	Chicago*	Houston*	Jax*	LA*	Memphis*	Norfolk

Labor
[+]		[+]	[+]	[+]	[+]	[+]	[+]	[+]	[+]
[+]		[+]		[+]	[+]	[+]	[+]	[+]	[+]
[+]		[+]	[+]	[+]		[+]		[+]
[+]		[+]	[+]	[+]	[+]	[+]	[+]	[+]	[+]
[+]		[+]	[+]	[+]	[+]	[+]	[+]	[+]	[+]
[+]		[+]	[+]	[+]	[+]	[+]	[+]	[+]	[+]
	Average	[+]	[+]	[+]	[+]	[+]	[+]	[+]	[+]

[+]		[+]	[+]	[+]	[+]	[+]	[+]	[+]	[+]

SGBlocks labor rate [+]		[+]	[+]	[+]	[+]	[+]	[+]	[+]	[+]
[+]		[+]	[+]	[+]	[+]	[+]	[+]	[+]	[+]

	[+]	Nola*	Oakland*	Portland*	Savannah*	Seattle*	Tacoma*		Average
Labor
[+]		[+]	[+]	[+]	[+]	[+]	[+]		[+]
[+]		[+]	[+]	[+]	[+]	[+]			[+]
[+]		[+]	[+]	[+]		[+]			[+]
[+]		[+]	[+]	[+]	[+]	[+]	[+]		[+]
[+]		[+]	[+]	[+]	[+]	[+]	[+]		[+]
[+]		[+]	[+]	[+]	[+]	[+]	[+]		[+]
	Average	[+]	[+]	[+]	[+]	[+]	[+]		[+]

[+]		[+]	[+]	[+]	[+]	[+]	[+]		[+]

SGBlocks labor rate [+]		[+]	[+]	[+]	[+]	[+]	[+]		[+]

[+]		[+]	[+]	[+]	[+]	[+]	[+]		[+]

* Each a CGI Site

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.   Storage.  See Schedule D.

3.   Payment. SGB agrees to pay any undisputed invoice for work completed (including storage charges in accordance with Schedule D) within sixty (60) days from date of invoice.  CGI will not invoice SGB for any Containers Converted into SGBlocks™ until fabrication process is complete.  If SGB receives an invoice from CGI for work completed, or services rendered, the invoice will be considered in good order and accepted by SGB unless, written notice is provided to CGI by SGB within thirty (30) days of receipt of an invoice.  The written notice will include details as to the nature of the dispute, and any undisputed amount will be processed and paid by SGB within the sixty (60) day terms outlined herein.

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule D

Storage

1.   Storage Charges.  Storage charges will be assessed by CGI to SGB for SGBlocks ™ left at the applicable CGI Site after an SGBlock™ has been completed and a Certification therefor has issued, and will continue through the day the SGBlock™ leaves the CGI Site.  Storage charges will accrue at a daily TEU (Twenty Foot Equivalent) rate of:

(i)	[+] per TEU per [+] for the West Coast CGI Sites including LA, Oakland, Portland, Seattle and Tacoma

(ii)	[+] per TEU per [+] for the Mid West and Gulf CGI Sites including Houston, New Orleans, Memphis, Chicago and Atlanta.

(iii)	[+] per TEU per [+] for the East Coast CGI Sites of Norfolk, Charleston, Savannah, and Jacksonville.

2.   Handling.  After Conversion each SGBlock™ will be placed in storage at the applicable CGI Site for the account of SGB.  In addition to the applicable daily storage fees, CGI will assess a handling fee of [+] for each SGBlock™ placed in storage, and a handling fee of [+] for each SGBlock™ taken out of storage for shipment to a customer location.  For avoidance of doubt, there will be no other handling charge(s) for any SGBlock™.  Any additional or ancillary handling requirements to identify or sort Containers, put Containers into the shop area, wash area, or out of shop or wash area are to be provided by CGI at no additional charge by CGI to SGB.

3.   Storage and Handling Rate Changes.  All storage and handling rates are [+], and any changes or increase may occur [+], and in [+].

[+] Certain information in this document has been omitted and filed separately with the Securities and
Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.